Grant Park Fund

Class A, B, Legacy 1, Global 1 and Global 3 Units

Monthly Performance Report • June 2013



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: June 2013

Currencies: The U.S. dollar finished June nearly flat, as weakness ahead of the U.S. unemployment report was offset by gains prompted by speculation about a reduction in the U.S. Federal Reserve's bond-buying program. The Canadian dollar declined due to weak domestic retail sales data and to steep declines in commodities prices. In Asia, the Japanese yen rallied as investors attempted to take profits from the yen's recent downtrend.

Energy: Crude oil markets rallied nearly 5% as U.S. Energy Information Administration reported a larger-than-expected decrease in U.S. inventories. Supply concerns, which stemmed from political and civil unrest in the Middle East, added to gains. Natural gas markets experienced a sharp decline as elevated inventories and mild temperatures in the U.S. weighed on prices.

Equities: Global equity markets generally declined in June. The main drivers behind the selloff included concerns surrounding the impact of a shift in U.S. monetary policy, weak Eurozone manufacturing and growth data, and uncertainty surrounding the outlook for the Chinese economy.

Fixed Income: U.S. Treasury markets finished sharply weaker, driven lower by concerns surrounding the Federal Reserve's plans to scale-back bond buying.

Grains/Foods: Wheat markets fell sharply due to increased year-over-year acreage in the U.S. and weak export data. Sugar prices fell in response to forecasts global supplies will continue to outpace demand. Cotton prices rallied in excess of 4%, propelled by strong Chinese demand and supply weakness from India.

Metals: Gold and silver markets both fell in excess of 12% due to depressed precious metals demand fostered by bullish U.S. economic indicators throughout June. U.S. dollar strength also contributed to weakness in the precious metals markets. Base metals prices predominantly fell, under pressure from weak industrial demand forecasts supported by disappointing Eurozone data and tight credit conditions in China.

A Units (Closed to New Investment)

2000	2001	2002	2003	2004	2005	2006	2007	2008
11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%	19.9%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	**-9.2%**
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	**4.5%**
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%	-5.6%	-0.6%	0.5%	**-6.1%**
2013	1.5%	-2.9%	1.2%	1.0%	-2.8%	-3.1%							**-5.1%**

B Units (Closed to New Investment)

2003	2004	2005	2006	2007	2008
7.7%	-8.4%	-4.3%	8.3%	11.8%	18.9%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	**-9.9%**
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	**3.8%**
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%	-5.7%	-0.7%	0.5%	**-6.7%**
2013	1.4%	-2.9%	1.2%	1.0%	-2.9%	-3.2%							**-5.4%**

Legacy 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-1.6%	1.7%	-3.1%	-1.1%	1.3%	1.2%	-2.4%	4.0%	-3.2%	**-3.4%**
2010	-7.8%	0.8%	4.2%	1.8%	-3.5%	0.0%	-1.5%	2.9%	3.2%	4.4%	-2.3%	4.7%	**6.1%**
2011	-0.4%	2.4%	-2.2%	3.8%	-6.6%	-3.6%	3.2%	-1.6%	-1.5%	-4.3%	-0.4%	0.1%	**-11.0%**
2012	0.2%	1.0%	-2.0%	0.2%	6.2%	-4.6%	3.7%	-1.1%	-1.9%	-5.5%	-0.4%	0.7%	**-4.0%**
2013	1.7%	-2.7%	1.4%	1.2%	-2.7%	-2.9%							**-4.0%**

Global 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%	-3.2%	-1.3%	1.1%	1.2%	-3.2%	3.8%	-4.2%	**-4.3%**
2010	-7.8%	0.7%	3.7%	1.5%	-2.2%	0.3%	-2.5%	2.7%	2.0%	3.7%	-2.1%	3.6%	**2.9%**
2011	-0.7%	2.0%	-1.9%	2.9%	-6.5%	-3.3%	3.1%	-1.3%	-1.3%	-4.0%	-0.4%	0.1%	**-11.2%**
2012	0.4%	1.0%	-2.0%	0.3%	6.3%	-4.6%	3.9%	-1.2%	-1.8%	-5.4%	-0.4%	0.8%	**-3.3%**
2013	1.7%	-2.6%	1.5%	1.2%	-2.6%	-2.8%							**-3.7%**

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	**-6.0%**
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	**0.7%**
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%	-5.5%	-0.6%	0.6%	**-5.2%**
2013	1.5%	-2.8%	1.3%	1.1%	-2.8%	-3.0%							**-4.7%**

A, B and Legacy Units

Trading Performance by Sector


3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
June
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
27%	9%	19%	13%	15%	17%

Global Units

Trading Performance by Sector


3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
June
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
27%	9%	19%	13%	15%	17%

Sector Positions at Month-End


Commodities 41%
Financials 59%
Energies 9%
Grains 15%
Metals 17%
Currencies 27%
Equities 19%
Fixed Income 13%
Sep 12
Oct 12
Nov 12
Dec 12
Jan 13
Feb 13
Mar 13
Apr 13
May 13
Jun 13
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	1	1	3	
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	5.44%	4.79%	7.17%	Closed to New Investment
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - June 2013	
Total Fund Assets (A,B, Legacy, Global)	$544M
12-Month Return	-10.6%
Average 12-Month Return	16.2%
36-Month Cumulative Return	-14.0%
60-Month Cumulative Return	-24.9%
Compounded Annualized ROR	11.7%
3-Year Compounded Annualized ROR	-4.9%
5-Year Compounded Annualized ROR	-5.6%
10-Year Compounded Annualized ROR	0.4%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (1/09 - 6/13)	-26.5%
Average 1-month Gain	6.3%
Average 1-month Loss	-4.2%
# of Winning Months	151
# of Losing Months	143

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] July 2003 - June 2013	
Moved in Opposite Directions	43%
Positive Results for Both	35%
Negative Results for Both	22%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.